Exhibit 5.1

                    [Mayer, Brown, Row & Maw LLP letterhead]

                                                    Mayer, Brown, Rowe & Maw LLP
                                                    700 Louisiana Street
                                                    Suite 3600
                                                    Houston, Texas 77002-2730

                                                    Main Tel (713) 221-1651
                                                    Main Fax (713) 224-6410
                                                    www.mayerbrownrowe.com
April 14, 2004

Ferrellgas Partners, L.P.
One Liberty Plaza
Liberty, MO  64068

         Re:  Equity Issuance from Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special counsel to Ferrellgas Partners, L.P., a Delaware limited partnership (the "Issuer"), in connection with the preparation of (i) the Issuer's Registration Statement on Form S-3, as amended (Registration No. 333-103267) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and declared effective by the Commission on June 11, 2003, related to the offering from time to time of up to $500,000,000 of securities of, among others, the Issuer, including common units representing limited partner interests of the Issuer ("Common Units"), (ii) the prospectus contained in the Registration Statement (the "Prospectus") and (iii) the final prospectus supplement to the Prospectus dated April 7, 2004, and filed with the Commission on April 8, 2004 (the "Final Prospectus").

     Pursuant to the Prospectus, the Final Prospectus and an Underwriting Agreement dated as of April 7, 2004, among the underwriters named therein (the "Underwriters"), the Issuer and particular other parties named therein (the "Underwriting Agreement"), the Issuer is offering to the public (the "Offering")
(i) 7,000,000 Common Units (the "Offered Units"), and (ii) up to an additional 1,050,000 Common Units (the "Additional Units") to be offered if the Underwriters exercise their right to purchase such units to cover any over-allotments (the Offered Units and the Additional Units are referred to herein as, collectively, the "Units").

     As special counsel to the Issuer, we have examined, reviewed and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Limited Partnership of the Issuer, (ii) the Fourth Amended and Restated Agreement of Limited Partnership of the Issuer (the "Partnership Agreement"), (iii) the Registration Statement, (iv) the Prospectus,
(v) the Final Prospectus, (vi) the Underwriting Agreement, (vii) resolutions of the Board of Directors of the general partner of the Issuer (the "General Partner") regarding, among other things, the Registration Statement, the Prospectus, the Final Prospectus, the Underwriting Agreement and the Offering,
(viii) the Issuer's Registration Statement on Form 8-A/A, as filed with the Commission on February 18, 2003, and (ix) such other documents, faxes, certificates, instruments and records as we have deemed necessary, desirable or relevant for purposes hereof. We have also examined, reviewed and relied upon certificates of officers of the General Partner and faxes and certificates of public officials, as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof.


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Ferrellgas Partners, L.P.
April 14, 2004
Page 2

     In our examinations and investigations, we have assumed (i) the genuineness of all signatures on, and the authenticity of, all of the foregoing documents, faxes, certificates, instruments and records (collectively, the "Documents") submitted to us as originals and the conformity to the original documents, faxes, certificates, instruments and records of all such Documents submitted to us as copies, (ii) the truthfulness of all statements of fact set forth in such Documents, (iii) the due authorization, execution and delivery by the parties thereto, other than the Issuer and the General Partner, of all Documents examined by us and (iv) that, to the extent such Documents purport to constitute agreements of parties other than the Issuer and the General Partner, such Documents constitute valid, binding and enforceable obligations of such other parties.

     Based on the  foregoing  and  subject to the  limitations,  conditions  and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that, when issued in accordance with the terms and provisions of the Underwriting Agreement, and upon the Issuer's receipt of the consideration set forth in the Underwriting
Agreement, the Units will be duly authorized, validly issued and, on the assumption that the holders of the Units take no part in the control of the Issuer's business and otherwise act in conformity with the provisions of the Partnership Agreement regarding the control and management of the Issuer, the Units will be fully paid and non-assessable (except as non-assessability may be affected by particular provisions of the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act")).

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on the Issuer's Current Report on Form 8-K as filed with the SEC on April 15, 2004, and to the reference to us in the Prospectus and Final Prospectus under the caption "Legal Matters." In giving this consent, we do not admit that we are "experts," within the meaning of that term as used in the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, the Prospectus or the Final Prospectus, including this opinion as an exhibit or otherwise.

     The foregoing opinion is strictly limited to the matters stated herein, and no other or more extensive opinion is intended or implied or to be inferred beyond the matters expressly stated herein. The foregoing opinion is based on and is limited to, as in effect on the date hereof, the Delaware Act, the General Corporation Law of the State of Delaware, which includes those statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the relevant Federal law of the United States of America, and we render no opinion with respect to the laws of any other jurisdiction or, without limiting the generality of the foregoing, the effect of the laws of any other jurisdiction.


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Ferrellgas Partners, L.P.
April 14, 2004
Page 3

     It is understood that this opinion is to be used only in connection with the offer and sale by the Issuer of the Units while the Registration Statement, the Prospectus and the Final Prospectus are in effect. Other than as expressly stated above, we express no opinion on any issue relating to the Issuer or to any investment therein. The opinions expressed herein are as of the date hereof, and we undertake no responsibility to update this opinion after the date hereof and assume no responsibility for advising you of any changes with respect to any matters described in this opinion that may occur subsequent to the date hereof or with respect to the discovery subsequent to the date hereof of information not previously known to us pertaining to events occurring prior to the date hereof.

                                   Sincerely,

                                   /s/ Mayer, Brown, Rowe & Maw LLP
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                                       MAYER, BROWN, ROWE & MAW LLP